As filed with the Securities and Exchange Commission on January 28, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
NURIX THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-0838048
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
1600 Sierra Point Parkway
Brisbane, California 94005
(Address of Principal Executive Offices) (Zip Code)

2020 Equity Incentive Plan
2020 Employee Stock Purchase Plan
(Full Title of the Plans)

Arthur T. Sands
President and Chief Executive Officer
Nurix Therapeutics, Inc.
1600 Sierra Point Parkway
Brisbane, California 94005
(Name and Address of Agent for Service)
(415) 660-5320
(Telephone Number, including area code, of agent for service)
Please send copies of all communications to:

Michael A. Brown, Esq. Amanda L. Rose, Esq. Jennifer J. Hitchcock, Esq. Fenwick & West LLP 555 California Street, 12th Floor San Francisco, California 94104 (415) 875-2300	Christine Ring, Esq. Chief Legal Officer, Chief Compliance Officer and Secretary Nurix Therapeutics, Inc. 1600 Sierra Point Parkway Brisbane, California 94005 (415) 660-5320

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Nurix Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 4,072,299 additional shares of the Registrant’s common stock available for issuance under the Registrant’s 2020 Equity Incentive Plan (the “2020 EIP”) pursuant to the provision of the 2020 EIP providing for an annual 4% automatic increase in the number of shares reserved for issuance under the 2020 EIP and (b) 1,018,074 additional shares of the Registrant’s common stock available for issuance under the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”) pursuant to the provision of the 2020 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance under the 2020 ESPP.
In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2020 EIP and 2020 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on July 24, 2020 (Registration No. 333-240065), February 16, 2021 (Registration No. 333-253159), January 28, 2022 (Registration No. 333-262406), February 9, 2023 (Registration No. 333-269671), February 15, 2024 (Registration No. 333-277114), and January 28, 2025 (Registration No. 333-284555), to the extent not superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:
(a) the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2025, filed with the Commission on January 28, 2026, pursuant to Section 13(a) of the Exchange Act;
(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and
(c) the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-39398) filed on July 20, 2020, under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant	10-Q	001-39398	3.1	10/14/2020

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-39398	3.1	12/16/2022

4.3	Form of Registrant’s Common Stock Certificate	S-1	333-239651	4.1	07/02/2020

5.1	Opinion and Consent of Fenwick & West LLP					X

23.1	Consent of independent registered public accounting firm					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page of this Registration Statement)					X

99.1	2020 Equity Incentive Plan	S-1/A	333-239651	10.3	07/20/2020

99.2	2020 Employee Stock Purchase Plan	S-1/A	333-239651	10.4	07/20/2020

107.1	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brisbane, California, on this 28th day of January, 2026.
                    NURIX THERAPEUTICS, INC.

/s/ Arthur T. Sands
Arthur T. Sands, M.D., Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Arthur T. Sands and Hans van Houte, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Arthur T. Sands	President, Chief Executive Officer and Director	January 28, 2026
Arthur T. Sands, M.D., Ph.D.	(Principal Executive Officer)

/s/ Hans van Houte	Chief Financial Officer	January 28, 2026
Hans van Houte	(Principal Accounting Officer and Principal Financial Officer)

/s/ Julia P. Gregory	Chair of the Board and Director	January 28, 2026
Julia P. Gregory

/s/ Roy D. Baynes	Director	January 28, 2026
Roy D. Baynes, M.D., Ph.D.

/s/ Roger Dansey	Director	January 28, 2026
Roger Dansey, M.D.

/s/ Anil Kapur	Director	January 28, 2026
Anil Kapur

/s/ David Lacey	Director	January 28, 2026
David Lacey, M.D.

/s/ Judith A. Reinsdorf	Director	January 28, 2026
Judith A. Reinsdorf, J.D.

/s/ Edward C. Saltzman	Director	January 28, 2026
Edward C. Saltzman

/s/ Paul M. Silva	Director	January 28, 2026
Paul M. Silva